                                                                   EXHIBIT 10.01

                          CONTRACT NO. GP/0583/95/TG


                           COMMERCIAL IN CONFIDENCE


                                    BAA plc

                                 CONTRACT for



                  THE MANUFACTURE, SUPPLY,  INSTALLATION AND
               COMMISSIONING OF HOLD BAGGAGE SCREENING EQUIPMENT



HEATHROW AIRPORT LIMITED
PROCUREMENT DEPARTMENT
HEATHROW POINT EAST
234 BATH ROAD
MIDDLESEX
UB3 5AP

Final Draft (No. 5) Draft No.  -PM Behan - 03 April 1996


CONTRACT FOR THE MANUFACTURE, SUPPLY INSTALLATION AND COMMISSIONING OF HOLD BAGGAGE SCREENING EQUIPMENT


CONTENTS :-


ARTICLES OF AGREEMENT



APPENDIX 1.0  -  LIST OF SUBSIDIARY COMPANIES


APPENDIX 2.0  -  SPECIFICATION


APPENDIX 3.0  -  PRICE SCHEDULE


APPENDIX 4.0  -  INSTALLATION SCHEDULE


APPENDIX 5.0  -  CHANGE CONTROL PROCEDURE


APPENDIX 6.0  -  MAINTENANCE SUPPORT SERVICE


APPENDIX 7.0  -  SYSTEM VERIFICATION PROCEDURE


APPENDIX 8.0  -  TRAINING


APPENDIX 9.0  -  AVIATION LIABILITY INSURANCE POLICY  SUMMARY


APPENDIX 10.0  - US DEPARTMENT OF TRANSPORT DIRECTIVES


APPENDIX 11.0  -  BAA BYLAWS

                                                      CONTRACT NO. GP/0583/95/TG

CONTRACT FOR THE MANUFACTURE, SUPPLY INSTALLATION AND COMMISSIONING OF HOLD BAGGAGE SCREENING EQUIPMENT

TERMS AND CONDITIONS OF CONTRACT

INDEX

CLAUSE NO.  TITLE

1           DEFINITION AND INTERPRETATION
2           CONTRACTOR'S OBLIGATIONS
3           CONTRACTOR TO INFORM HIMSELF FULLY
4           THE FINAL POSITION
5           PROVISION OF INFORMATION
6           INSTALLATION SCHEDULE
7           DELIVERY, INSTALLATION AND COMMISSIONING OF EQUIPMENT
8           SITE ACCEPTANCE TESTS
9           ACCEPTANCE
10          EXTENSION OF TIME FOR COMPLETION
11          PRICE AND PAYMENT
12          FORCE MAJEURE
13          PATENTS, DESIGN AND COPYRIGHT
14          WARRANTIES
15          EXTENDED WARRANTY
16          STANDARD OF PERFORMANCE
17          INDEMNITY AND INSURANCE
18          OWNERSHIP
19          MAINTENANCE
20          SPARES, TOOLS AND EQUIPMENT
21          SOFTWARE
22          TERMINATION
23          ESCROW
24          NON TRANSFER OF DUTIES
25          CONFIDENTIALITY
26          TRAINING
27          STATUTORY AND OTHER REGULATIONS
28          BYLAWS
29          WAIVER
30          PUBLICITY
31          DOCUMENTATION
32          ARBITRATION
33          LAW

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                                                      CONTRACT NO. GP/0583/95/TG

CONTRACT

FOR


                   THE MANUFACTURE, SUPPLY INSTALLATION AND
               COMMISSIONING OF HOLD BAGGAGE SCREENING EQUIPMENT


THIS AGREEMENT is made the first day of April 1996 between BAA plc, for itself and for and on behalf of those of its subsidiary companies as set out in Appendix 1 part 1 each of whose registered office is at 130 Wilton Road, London SW1V 1LQ (together herein referred to as "the Company" which term shall include any successors and assignees") and Vivid Technologies Incorporated of 10 E Commerce Way, Woburn, Massachusetts, 01801 USA (herein referred to as "the Contractor" which term shall include its subsidiaries, successors and permitted assignees).

WHEREBY IT IS AGREED THAT:-

The Company hereby appoints the Contractor and the Contractor hereby agrees to manufacture, supply, install and commission hold baggage screening equipment to the Company as more particularly described in the Specification attached as Appendix 2 including, but without limitation, any documents referred to therein ("the Specification") and at the prices particularly set out in the schedule of prices attached as Appendix 3 (the "Price Schedule") to be installed at the times and the locations as set out in Appendix 4 (the "Installation Schedule") and to abide by the principles and procedures

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                                                      CONTRACT NO. GP/0583/95/TG

described in Appendix 5 (the
"Change Control Procedure") and Appendix 6  (the "Maintenance Support Service").

Appendices 1, 2, 3, 4, 5, 6, 7, 8,9,10 and 11 are hereby incorporated in and form part of this Agreement which together are hereinafter referred to as "the Contract."

1.   Definition and Interpretation

1.1 In this Contract, the following words and expressions shall, unless the context otherwise requires, have the meanings assigned to them herein:

"Certificate of Acceptance" shall mean the certificate issued under clause 9.1.

"Complete System" shall mean a complete x-ray system and may consist of one or more pieces of equipment.

"Completion date" shall be the date or dates stated in (the Installation Schedule) or any extension thereof made in accordance with the Contract being the date or dates on which the Equipment or any part of it shall be installed and have passed the Site Acceptance Tests.

"Contract Price" means the price for the Works or any part thereof calculated in accordance with the Price Schedule.

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                                                      CONTRACT NO. GP/0583/95/TG

"Equipment" shall mean all the items including without limitation the Software or any item which comprise or are incorporated in the security system(s) as defined in the Specification, excluding fibre optic cable and external power supply.

"Delivery" shall mean the delivery of the Equipment or any part thereof to the Premises or the Site whichever is the earlier.

"Effective Date" shall mean April 1, 1996

"Force Majeure" shall mean any event or circumstance beyond the control of either party which is not reasonably foreseeable at the date of the Contract which prevents or impedes the due performance of such party provided always that the mere shortage of labour, materials, equipment, plant or supplies shall not constitute Force Majeure unless such shortage is caused by events or circumstances which are themselves Force Majeure.

"Final Position" shall mean the place or places where the Equipment or any part thereof is to be located and installed for use.

"Installation Schedule" shall mean the schedule showing the sequence of events and dates for the delivery, and installation of the Equipment at the Premises are attached as Appendix 4

"Installation" shall mean opening up of crating, supervision of offloading and supervision of location into Final Position and inspection of the Equipment or any part thereof, connection of items

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                                                      CONTRACT NO. GP/0583/95/TG

comprising the Equipment, setting to work (including removal of internal restraints and packaging used for the purpose of transit) and testing and commissioning of the Equipment or any part thereof.

"Other Equipment" shall mean the security systems and equipment comprised in the security systems as set out in Appendix 6 at the locations specified in the said Appendix and supplied pursuant to the Contracts therein specified.

"Premises" shall mean the place or places other than the Contractor's premises to which the Equipment is to be delivered for storage.

"Project" shall mean a defined scope of work as part of BAA's investment programme which shall include, but shall not be limited to installation of hold baggage screening equipment.

"Proprietary Information" shall mean all patentable and non-patentable designs, inventions, know how, copyright, business, commercial or industrial information or property of or relating to a party or its interests or business in whatever form recorded which is notified as Proprietary to the other party. .

"Site" shall mean the airport location or locations and any place or places therein where the Equipment is to be delivered or placed for installation but excluding the Final Position.

"Site Acceptance Test" shall mean the tests detailed in the Specification and/or the Performance Test schedule agreed between the Company and the Contractor attached as Appendix 7 following

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                                                      CONTRACT NO. GP/0583/95/TG

installation of the Equipment or any part thereof to demonstrate the performance of the Equipment or such part as the case may be.

"Software" shall mean any and all computer or other software programmes and documentation relating thereto in printed form or in any of several possible machine readable forms including, but not limited to, magnetic tape or disc, paper tape or read only memory (ROM) device.

"Sub-Contractor" shall mean any person, firm or Company including its legal representatives, successors and permitted assigns to whom the Contractor sub-contracts the execution of any part of the Works.

"Supervising Officer" shall mean the person or persons for the time being or from time to time duly appointed by the Company and notified in writing to the Contractor to act as the Company's representative for the purpose of the Contract or in default of such notification, the Company.

" Works" shall mean the manufacture, supply, and installation, testing and commissioning of the Equipment by the Contractor in accordance with the Contract and includes but is not limited to the provision of installation record drawings, maintenance manuals, operating instructions, test reports and data and drawings as required by the Contract, but does not include Contractor Service as defined in Appendix 6.

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                                                      CONTRACT NO. GP/0583/95/TG

"Warranty Period" means the period of one year after the date stated on the Certificate of Acceptance as the date on which Equipment passed Site Acceptance Tests, or any extension thereof pursuant to the Contract or the payment of the ten percent balance of the Contract Price.

1.2 The documents comprising the Contract shall be regarded as mutually explanatory of each other. In the event of any discrepancies or divergence's in or between the Contract documents they shall be resolved in the following order of precedence.

     1. Articles of Agreement

     2. Contract Appendices

1.3 The Contract represents the entire agreement between the parties with respect to the WorkS and supersedes all prior negotiations, representations or agreements whether written or oral unless and to the extent that they are expressly incorporated.

1.4 If any term, provision or condition of the Contract is held to be unenforceable, invalid or illegal to any extent, such term, provision or condition shall to that extent be deleted, but such deletion shall not affect any other term, provision or condition of the Contract which shall otherwise remain in full force and effect.

1.5 Words used in the singular shall include the plural and vice versa. Words in the masculine neuter shall include the feminine and vice versa. The headings to the conditions are for convenience only and shall not be used in the interpretation of the Contract.

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                                                      CONTRACT NO. GP/0583/95/TG

2.   CONTRACTOR'S OBLIGATIONS

2.1 The Contractor shall carry out and complete the Works strictly in accordance with the Contract.

2.2 The Contractor shall forthwith comply with any direction or instruction given to him by the Supervising Officer. All instructions and directions shall be in writing.

2.3 The Contractor shall at all times assign to the Works during the execution thereof a competent person in charge and any direction or instructions issued to him by the Supervising Officer shall be deemed to have been issued to the Contractor. The Contractor shall notify the Supervising Officer in writing of the identity of the person in charge and shall forthwith notify the Supervising Officer in writing if the person in charge is changed.

3.   CONTRACTOR TO INFORM HIMSELF FULLY

3.1 The Contractor shall be deemed to have taken reasonable steps as of the Effective Date to have satisfied himself as regards to existing roads, railways and other means of communication or access to the Premises, the Site and the Final Position, the risk of injury or damage to property adjacent to on or in the Premises, the Site and the Final Position or to the occupiers of any property adjacent to or in the Premises, the Site and the Final Position the conditions under which the Works will be executed, the supply of and conditions affecting labour, the facilities for obtaining anything, whether or not for incorporation into the Works and generally to have obtained his own information on all matters

                                                                              10
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                                                      CONTRACT NO. GP/0583/95/TG

affecting the Works or any part thereof, provided always that if and to the extent the Company undertakes to provide , or provides information, the Contractor to that extent may rely on receipt of such information on a timely basis, and on the accuracy of any such information so provided. The Company agrees to provide the Contractor with all relevant information provided generally to contractors at the relevant Site, and shall invite the Contractor to all relevant project management meetings with other contractors..

3.2 No claim by the Contractor for additional payment will be allowed on the grounds of misunderstanding or misinterpretation of the matters referred to in clause 3.1 as the Contractor's responsibility, nor shall either party be released from any obligation or liability imposed or undertaken by him under the Contract on any such ground or save as provided in clause 12, on the grounds that he did not or could not foresee any matter which might affect or have affected the execution of the Works.

3.3 Save as otherwise provided in this Agreement , the Contractor shall provide everything necessary for the successful carrying out and completion of the Works in accordance with the Contract.

4.   THE FINAL POSITION

4.1 The Contractor shall provide to the Supervising Officer full, proper and adequate information in sufficient time to enable the Company to prepare the Final Position and to provide therein such services, equipment, facilities and environmental conditions as are specified by the Contractor to enable the Contractor to carry out and complete the Works.

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                                                      CONTRACT NO. GP/0583/95/TG

4.2 Provided always that the Contractor has provided the information referred to and in accordance with clause 4.1 The Company shall at its own expense ensure that such preparation and provision of the Final Position as described in clause 4.1 is completed in accordance with the Installation Schedule.

4.3  (deleted)

4.4 Subject to clause 4.7 the Supervising Officer shall ensure that the authorised personnel of the Contractor have such access to the Premises the Site and the Final Position as may be reasonably necessary for the carrying out of the Works provided always that the Supervising Officer shall have the right to refuse to admit to, or order the removal from, the Premises and/or the Site any person employed by or acting on behalf of the Contractor or any Sub-Contractor who, in the sole opinion of the Supervising Officer, whose decision shall be final and binding, is not a fit and proper person to be on the Premises or the Site. Any such action taken by the Supervising Officer under clause 4 shall be forthwith confirmed in writing to the Contractor by the Supervising Officer and shall not relieve the Contractor of any of his obligations under the Contract. This clause shall not be applied frivolously, vexatiously or unreasonably.

4.5 The Contractor shall take reasonable steps to ensure that in the execution of the Works neither he nor his servants agents or Sub-Contractors cause any wrongful interference whatsoever to the operations of the Company or those of any other Contractor engaged by the Company or of any other person at or using any property of the Company and shall ensure that neither he nor any servant agent or Sub-Contractor wrongfully interferes with any plant, ways, works, appliances or other property belonging to the Company or any other person.

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                                                      CONTRACT NO. GP/0583/95/TG

4.6 The Contractor may work on the Premises and the Site and the Final Position only with the permission of the Supervising Officer, but such permission will not be unreasonably withheld.

4.7 (a) The Contractor shall comply with all security requirements and regulations of the Company. Without prejudice to the generality of the foregoing, it is the responsibility of the Contractor to obtain in good time from the Company all security passes and other documents required for his personnel and vehicles. A charge will be made for replacement of any pass. All security passes and documentation shall be returned to the Company immediately upon termination of this agreement or completion of the Works whichever is the earlier failing which the Contractor shall pay or allow to the Company a sum not exceeding (Pounds)250.00 for each and every security pass not returned and may be liable to prosecution under the provisions of the Aviation and Maritime Act 1990.

     (b) The theft or loss of any security pass or other documentation referred to in sub-clause 4.7 (a) shall in the first instance be reported by the Contractor to the Police and the Company.

5.   PROVISION OF INFORMATION

5.1 The Supervising Officer shall provide to the Contractor such drawings or details or further information from time to time, as are reasonably necessary to enable the Contractor to carry out and complete the Works in accordance with the Contract.

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                                                      CONTRACT NO. GP/0583/95/TG

5.2 Each party shall be responsible for any discrepancies, errors or omissions in any drawings, documentation or other written information supplied by him, whether they have been approved by the other party or not, provided always that such discrepancies, errors or omissions are not due to inaccurate drawings or information and decisions supplied in writing to a party by the other party . Each party shall at his own expense rectify any such discrepancy error or omission without delay.

6.   INSTALLATION SCHEDULE

6.1 The Contractor shall carry out the Works in accordance with the Installation Schedule and shall, subject to any extension of time given pursuant to the Contract complete the Works by the Completion Date.

6.2 Notwithstanding anything expressed or implied to the contrary in this Agreement neither Party shall have any liability whatsoever to the other for any delay or disruption arising out of or in connection with any failure of either party to comply with the Installation Schedule.

7.   DELIVERY, INSTALLATION AND COMMISSIONING OF EQUIPMENT

7.1 The Equipment and each and every part thereof shall be adequately packed, protected and secured by the Contractor in such a manner as to reach the Premises or Site, or such other address as the parties may agree, in good and working condition.

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                                                      CONTRACT NO. GP/0583/95/TG

7.2 The cost of such packing including, without limitation the cost of any packing cases, crates or any other packing material shall be included in the Contract Price. The Company shall not be required to return all or any of the packing cases, crates or any other packing material to the Contractor.

7.3 The Contractor shall ensure that the contents and relevant Contract number are all marked clearly on the outside of each container or package.

7.4 Title to Equipment shall pass on initial Delivery to the Premises or the site, whichever is earlier, on a DDU basis (Incoterms 1990). Upon Company request following such initial Delivery, the Contractor shall arrange for storage at the Premises, and for international shipment, insurance, customs clearance and inland freight of the Equipment to Site, all at the Company's expense but with the Contractor to bear all risk of loss or damage to the Equipment provided that in the case of any such loss occurring after such initial Delivery, the Contractor shall not be responsible for delays in meeting the Installation Schedule by reason of such loss, unless such loss or damage is caused by the sole negligence of the Contractor and not its Agents. The Contractor shall use reasonable efforts to replace or repair systems subject to such loss. The Contractor shall advance expenses associated with such storage and shipment, subject to Company reimbursement upon invoice.

7.5 The Company shall be responsible for offloading and moving Equipment at the Site to the Final Position, for supplying and connecting Equipment to external power and fibre optic cables (to be supplied by the Company or its agents), in all accord with the Contractors directions and the Installation Schedule, and at the Company's sole risk and expense.

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                                                      CONTRACT NO. GP/0583/95/TG

7.6  The Contractor shall be responsible for Installation of the Equipment .

8.   SITE ACCEPTANCE TESTS

8.1 Site Acceptance Tests will be carried out on completion of the Equipment or any item comprising the Equipment.

8.2 When the Contractor is ready to commence the Site Acceptance Tests, he shall notify the Supervising Officer and such tests shall commence on the date agreed by the Supervising Officer and the Contractor but in any event shall not be later than fourteen working days after the date of the notice referred to herein or thirty days after Delivery of the Equipment to the Site whichever is the sooner. If the Company fails to designate a date for the commencement of Site Acceptance Tests within fourteen days following Contractor notice that he is ready to commence such Site Acceptance Tests. The Company shall pay for the Equipment. In the event that the Equipment subsequently fails Site Acceptance Tests, the Contractor shall reimburse the payment until such time as the Equipment meets the requirements of the Site Acceptance Tests.

8.3 The Contractor shall provide the Company with three copies of all documents and records produced as a result of or in connection with the Site Acceptance Tests and listed in Appendix 7 hereto

8.4 If the Equipment or any part thereof fails to pass the Site Acceptance Tests or the Contractor accepts that the Equipment is not in accordance with the Contract, then, without prejudice to the

                                                                              16

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                                                      CONTRACT NO. GP/0583/95/TG

Company's rights under clause 15, the Contractor shall make good any defects at his own expense and with all reasonable speed diligence and shall submit details to the Supervising Officer and the Site Acceptance Tests shall be repeated.

8.5 If the Equipment or any part thereof fails to pass the Site Acceptance Tests by the date specified in the Installation Schedule or if no date is specified within a reasonable time, then, the Company may in its absolute discretion:

8.5.1 accept the Equipment subject to such reasonable reduction in the Contract Price as may be agreed between the Company and the Contractor, or in the abscence of any agreement being reached as may be determined by an arbitrator under clause 32; or

8.5.2 reject the Equipment or any part thereof and the Contractor shall entirely at its own cost and without any entitlement to any additional time, replace the Equipment or any part thereof so rejected, or

8.5.3 terminate the employment of the Contractor under the Contract in accordance with clause 22.

Provided always that the Company shall first have given the Contractor an opportunity to rectify any defect or fault in the Equipment and the Contractor has failed to rectify the same within a reasonable time.

9.   ACCEPTANCE

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                                                      CONTRACT NO. GP/0583/95/TG

9.1 As soon as the Equipment has passed the Site Acceptance Tests, the Supervising Officer shall issue to the Contractor a Certificate of Acceptance which shall state the date on which the Equipment has passed the Site Acceptance Tests.

10.  EXTENSION OF TIME FOR COMPLETION

10.1 If the Contractor is or is likely to be delayed in completing the Works beyond the Completion Date by reason of any act or omission on the part of the Company or the Supervising Officer including any change instigated by the Company in accordance with Appendix 5 or any delay by the Company in preparing the Premises pursuant to clause 4.2 or affording access for the Contractor to the Premises or the Site or the Final Position, pursuant to clause 4.4, provided that the Contractor shall as soon as reasonably practical, give the Supervising Officer notice in writing of his claim for an extension of time with full supporting details the Supervising Officer shall on receipt of such notice grant to the Contractor such extension of Time to the Completion Date as may in all the circumstances be reasonable.

10.2 In all cases the Contractor and the Company shall take all reasonable steps to overcome or minimise the actual or anticipated delay.

11.  PRICE AND PAYMENT

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                                                      CONTRACT NO. GP/0583/95/TG

11.1 The Contract Price shall include all taxes and duties of every kind payable by the Contractor pursuant to any rule, regulation, statute order or other legal requirement under the law of any state in the United States, but shall be deemed to exclude all taxes and duties payable in respect of the Equipment or the Works under any statute, rule, regulation or order of any authority in the United Kingdom (hereafter the "UK taxes"). The Company shall in addition to the Contract Price reimburse to the Contractor any such UK taxes.

11.2 Payment to the Contractor shall subject to clauses 11.3 and 11.4 be made by the Company in accordance with the following terms:

     11.2.1 The Company shall pay ninety percent (90%) of the proportion of the Contract Price due in respect of any Complete System or other Equipment or item, except spare parts, ordered pursuant to this Agreement, upon Delivery.

     11.2.2 The Company shall pay the balance of ten percent (10%) of the Contract Price or such proportion thereof due in respect of any Complete System , Equipment, or other item on issue of a Certificate of Acceptance under clause
9.1 or pursuant to clause 8.2 of the Contract.

     11.2.3 The Company shall pay one hundred percent (100%) of the Contract price due for the supply of spare parts upon Delivery.

11.3 The Contractor shall submit invoices, together with such supporting documentation as the Company may reasonably require, clearly stating the amount due, details of any taxes, duty and other

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                                                      CONTRACT NO. GP/0583/95/TG

costs as described in Appendix 3 hereto. Invoices may be submitted by facsimile provided that the original is submitted immediately thereafter in the post. Invoices may be submitted on Delivery.

The Company shall make payment through an agreed method of payment of the amounts due within thirty days of receipt of correct invoices.

11.4 Invoice(s) shall be addressed to: the address set out in Appendix 1.1 with duplicate copies sent as therein provided or such other person or persons and at such other address or addresses as the Company may from time to time notify the Contractor in writing.

11.5 If by reason of any instruction or direction given by the Supervising Officer, other than an instruction or direction given in relation to any default or negligence of the Contractor, the Contractor, suffers loss and/or expense for which he would not be reimbursed under any other provision of this Contract, the Contractor shall as soon as reasonably practical give notice in writing of such direct loss and/or expense to the Supervising Officer. If the Supervising Officer agrees that the Contractor has suffered any such direct loss and/or expense as is referred to herein then the Company shall reimburse as soon as is reasonably practical the same or the amount agreed by the Supervising Officer in accordance with the terms of clauses 11.3 and 11.4.

12.  FORCE MAJEURE

12.1 Neither party shall be liable to the other for failure to perform its obligations under the Contract if such failure results from Force Majeure.

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                                                      CONTRACT NO. GP/0583/95/TG

12.2 If either party is prevented or impeded from performing any of its obligations by Force Majeure it shall promptly give notice to the other party stating the circumstances which are Force Majeure and the extent and likely duration thereof. Thereupon such obligations as are so prevented or impeded by Force Majeure may be suspended for as long as the circumstances of Force Majeure subsist. The party affected by Force Majeure shall make every reasonable effort to minimise the effects thereof and shall promptly resume performance of its obligations as soon as possible after removal of the circumstances of Force Majeure.

13.  PATENTS, DESIGNS AND COPYRIGHT

13.1 All royalties licence fees or similar expenses payable in respect of the supply or use of or in connection with the Equipment at the Site and in respect of any invention, process, drawing, model, plan or information produced or used for or in connection with the Equipment and/or the Works at the Site shall be included in the Contract Price and the Contractor shall indemnify and hold harmless the Company from and against all claims proceedings loss cost expense or damage which may be made suffered or incurred in connection with any such royalties, licence, fees or similar expenses.

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                                                      CONTRACT NO. GP/0583/95/TG

13.2 If as a result of an infringement or alleged infringement of letters, patents, trademarks or trade secrets or any other intellectual property rights the Company is prohibited from using the Equipment or any part thereof at the Site, then the Contractor shall at his own expense modify or replace the Equipment or such part or if such modification is impractical the Contractor will accept return of the Equipment and grant to the Company a credit for the said Equipment as depreciated on a five year straight line basis. Save as provided herein no such modification or replacement shall relieve the Contractor from any of its obligations under the Contract.

13.3 The Contractor shall defend, indemnify and hold harmless the Company from and against any loss, costs, expenses, claims, damages or proceedings suffered or incurred by the Company as a result of any claim that the Company's use of the Equipment at the Site infringes or allegedly infringes any patents, trademarks, trade secrets, copyrights or other intellectual property rights of any third party pursuant to the laws of England. In the event that any claim is made, the Company shall promptly notify the Contractor of the assertion thereof and will permit the Contractor to assume control of and defend any proceedings. Each party shall co-operate with the other and shall furnish all such aid, information and assistance as is reasonably necessary to defend such claims. This obligation shall not apply in respect of any claims or proceedings made or brought in relation to any changes made to the Equipment whatsoever by any party other than the Contractor, without the Contractor's prior written consent.

14.  WARRANTIES

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                                                      CONTRACT NO. GP/0583/95/TG

14.1 The Contractor warrants and guarantees that as of the date of Site Acceptance, and for the Warranty Period, the Equipment will meet or exceed the detection performance levels currently allowed for use by the UK Department of Transportation ("DoT") when operated to a protocol and at settings previously agreed upon with DoT. The level of performance is documented in test reports based on testing performed by the DoT at Glasgow Airport in December 1993.

14.2 Subject to clause 14.3 hereof, the Contractor warrants and guarantees that as of the date of Site Acceptance, and for the Warranty Period, the Equipment will perform to the Standard of Performance as defined by:

     14.2.1 all directions issued by the United Kingdom Regulatory Authority responsible for Aviation Security Matters and provided to the Contractor as of the Effective Date: and

     14.2.2 the specifications set out in Appendix 2 and the System Verification Procedure set out in Appendix 7 to this Agreement.

14.3 The Contractor shall use his best endeavours to obtain all necessary approvals or acceptance of the Equipment from the Regulatory Authority described in clause 14.2.1 above.

14.4 The Company undertakes and warrants that it will operate and maintain the Equipment in accordance with its responsibilities pursuant to Appendix 6 hereof and the Contractor's technical directions and specifications as supplied by the Contractor in accordance with clause 31 hereof. This

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                                                      CONTRACT NO. GP/0583/95/TG

clause 14 and the Contractors warranties contained herein shall not apply insofar as the Company fails to comply with said technical directions or to maintain the Equipment in accord with the Contractor's technical specification , or with respect to any condition resulting from the Company's negligence, abuse or operation of Equipment outside of published performance specifications, natural disaster, external causes (including fluctuation in electric power, inadequate coding or other unusual physical or electrical stress) or modification of Equipment in any manner not approved in writing by the Contractor.

14.5 Equipment Warranty claims under clause 14.1 or 14.2 may be initiated by the Company at any time by contacting the Contractor by telephone, facsimile or mail, obtaining a valid return material authorisation number and returning the defective part to the Contractor in accord with the Contractor's return material authorisation operation procedure, document No.8301-10400-00, as it may be amended from time to time. Defective parts shall be removed from the Equipment by the Company, returned to the Contractor and replacement or repaired items installed at no cost to the Contractor. Upon Company notice of an Equipment Warranty claim, the Contractor shall immediately ship on and deliver carriage paid, on a replacement basis, refurbished or replacement Equipment or parts to the Company at no cost to the Company. Any defective part so returned to the Contractor shall become the property of the Contractor.

14.6 The above warranties are exclusive warranties, and no other warranty, whether express or implied, written or oral, shall apply to the subject of this Agreement. The Contractor specifically disclaims any implied warranty of merchantability or fitness for a particular purpose.

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                                                      CONTRACT NO. GP/0583/95/TG

15.  DELETED

16.  DELETED

17.  INDEMNITY, INSURANCE, & LIMITATION OF LIABILITY

17.1 Subject to partial reimbursement of premiums by the Company pursuant to appendix 3 hereof, the Contractor shall, unless otherwise agreed in writing by the Company, effect and maintain to the extent it is available, for the duration of the Warranty Period and any extension thereof, Aviation Products Liability Coverage in respect to the Equipment subject to this Agreement as described in Appendix 9 hereto, and in the amount of one hundred and fifty million US dollars ($150,000,000) for any one occurrence, and in the aggregate, including within such limit grounding liability for up to US$100,000,000 for any one grounding, and in the aggregate (all as terms are used in Appendix 9)

17.2 Solely for the duration of the Period during which the Contractor is providing warranty and service pursuant to Appendix 6 hereof, the Contractor shall indemnify and hold harmless the Company from and against any and all expenses, liabilities, losses, demands, costs, claims, damages and proceedings against the Company to the extent that such liability is a result of: any Contractor breach

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                                                      CONTRACT NO. GP/0583/95/TG

of Contractor's warranties set forth in clause 14 of this Agreement; Contractor's wilful, wanton, or grossly negligent tortuous act; or Contractor's negligence; provided always that any and all Contractor liability hereunder shall be limited to, and shall not exceed the coverage's then in effect pursuant to the Aviation Products Liability Coverage described in clause 17.1 hereof..

17.3 Save as expressly provided in clause 17.2 hereof the Contractor shall not in any event be liable for any special, incidental, or consequential damages, including but not limited to economic loss, loss of profits, loss of business, or loss of revenue directly or indirectly arising from the sale, handling, use or service of the Equipment or the Works, or from any cause whatsoever relating to the subject of this Agreement, as expressly provided for in clause 17.2 hereof, the Contractor's entire liability under this Agreement and for any claim relating to the Works, the Equipment, Service, or to any other cause whatsoever relating to the subject of this Agreement, whether said claim is based in Contract, tort, negligence, warranty, strict liability or otherwise, is expressly limited to the replacement (but not the installation unless said claim relates to service required to be provided by the Contractor under MAAP Service) of components or subcomponents of the Equipment subject to the claim, or upon agreement of the parties, to the replacement of, or crediting the Company with, an amount equal to the purchase price of the Equipment subject to the claim. The provisions of this Agreement reflect an agreed upon allocation of risks of loss or damage. the Company acknowledges that but for such allocation, the consideration would be substantially higher, or the Contractor would not have entered into this Agreement.

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                                                      CONTRACT NO. GP/0583/95/TG

18.  OWNERSHIP

18.1 Unless otherwise provided in the Contract title to the Equipment or any part thereof shall become vested in the Company on Delivery of the same to the Premises or Site whichever is the earlier.

19.  MAINTENANCE

19.1 Unless otherwise agreed in writing, the Company shall maintain the Equipment in accordance with the provisions set out in Appendix 6A.

19.2 Subject to Company payment of the fees therefor as set out in Appendix 3 hereof, the Contractor will provide the Services described in Appendix 6 hereof, in accord with the terms thereof. Said Services will be supplied in one-year terms, coextensive with the initial Equipment Warranty term, and any extension thereof.

20.  SPARES, TOOLS AND TEST EQUIPMENT

20.1 The Contractor shall from time to time at the request of the Company provide within a reasonable time and at the prices set out in Appendix 6 those spares, replacement parts, tools and test equipment as listed in Appendix 6, as the Company may from time to time order.

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                                                      CONTRACT NO. GP/0583/95/TG

20.2 The Contractor shall maintain a supply of such spares, replacement parts, tools or test equipment as are referred to in clause 20.1 for a period of five years from the date of issue of the Certificate of Acceptance, such items to be fully compatible with but not necessarily identical to similar items previously supplied.

20.3 If during the period stated in sub clause 20.2, the Contractor or his Sub-Contractors or suppliers intend to discontinue the manufacture of spares, replacement parts, tools or test equipment for the Equipment the Contractor shall forthwith give written notice to the Company of such intention and afford the Company the opportunity to order such quantities of such spares, replacement parts, tools or test equipment in such quantities as the Company shall reasonably require in relation to the anticipated life of the Equipment at prices set out in Appendix 6. Such order to be placed by the Company with the Contractor within three months of the date of request by the Company of the written notice referred to herein.

20.4 The Company may in lieu of its rights under clause 20.3 within the period of three months referred to therein, purchase from the Contractor and the Contractor shall sell at a price to be agreed between the Company and the Contractor and if no price is agreed a reasonable price such drawings, patterns, specifications and other information as the Contractor may have in his possession and as the Company shall require to enable it to make or have made such spares replacement parts tools or testing equipment.

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                                                      CONTRACT NO. GP/0583/95/TG

20.5 The Company shall pay to the Contractor all sums due or which may fall due under clauses 20.1 to 20.4 within thirty days of receipt at the address shown in the relevant Purchase Orders on submission by the Contractor of correct invoices.

21.  SOFTWARE

21.1 The Contractor shall grant to the Company a perpetual and irrevocable and royalty free right and licence to use the Software as installed on the Equipment for the purpose of operating the Equipment, and for no other reason. Without prejudice to the generality of clause 21.1.1 hereof the Company may grant access to any person who may need to use the Software for any purpose permitted by this Agreement relating to or in connection with the Equipment.

21.2 All intellectual property rights including copyright in all Software shall vest in and remain the absolute property of the Contractor at all times including any and all amendmentS and modifications thereto issued by the Contractor pursuant to this Contract. Save as provided herein no right of ownership or licence to exploit or any other right is transferred to the Company. Software is valuable to the Contractor and shall be treated as confidential information subject to the confidentiality provisions of this Agreement. If the Company sells any Equipment purchased hereunder to a third party, the Company will be permitted to sub-license the third party to use the software for the operation of the Equipment sold hereunder provided that such third party agrees to be bound by the terms and

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                                                      CONTRACT NO. GP/0583/95/TG

conditions of this Agreement relating to Software. Except as expressly provided in this clause 21. The Company will have no right to sell, assign, transfer, copy or sub-license the Software.

2.1.3 The Company shall only make so many copies of the Software or any portion thereof as are reasonably necessary for operational security and use of the Equipment.

21.4 The Contractor shall not modify, change or in any other way alter the Software supplied under this Contract without the prior consent of the Company, which shall not be unreasonably withheld.

21.5 During the Warranty Period, or any extension thereof, the Contractor shall make available to the Company at no cost to the Company all Software updates issued by the Contractor which are applicable to the Equipment and all Other Equipment which do not require the use of additional hardware and which are generally released by the Contractor without additional charge as a field service update.

21.6 The Contractor's obligation under sub-clause 21.5 shall be limited to providing the Company with one copy on disc of the Software as referred to therein. All costs associated with the installation of the Software shall be borne by the Company which shall have the right and licence to make such copies as it requires for the proper use of the Equipment and the Other Equipment.

21.7 No changes to or in the Software shall reduce the performance of the Equipment or Other Equipment or any part thereof without the prior written approval of the Company and such changes shall in any event provide a standard of performance equal to or better than the performance exhibited

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                                                      CONTRACT NO. GP/0583/95/TG

in tests conducted by the United Kingdom Department of Transport at Glasgow Airport in December 1993.

22.  TERMINATION

22.1 The Company may at any time by giving not less than thirty days notice in writing, terminate the Contractors employment under the Contract, if for any reason the Project does not proceed.

22.2 Either Party shall be entitled to terminate the Contract, in whole or in part, by notice in writing if the other party through its employees, agents or sub-contractors either directly or indirectly through the agency of any other person commits any material breach of the terms of the Contract provided always that in the case of a remediable breach the non-breaching party shall first have given written notice to the breaching party of the breach and the breaching party has failed to commence to remedy the same within fourteen days of the date of the notice or such other longer period as is in all the circumstances reasonable;

22.3 This Agreement may be terminated by either party in the event that (a) a case seeking relief under any bankruptcy law or any law relating to bankruptcy, insolvency, reorganisation, winding up, or composition or adjustment of debts is
(i) initiated by the other party (the "Insolvent Party") or (ii) commenced by a third-party and remains unstayed or undismissed for thirty days from the date of filing; or (b) the Insolvent Party shall apply for to fail to contest, the appointment of a receiver,

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                                                      CONTRACT NO. GP/0583/95/TG

liquidator, custodian, trustee or the like for all or a major part of its property, or (c) the Insolvent Party shall make a general assignment for the benefit of its creditors.

22.4 In the event of determination pursuant to clause 22.1 hereof , then the sole liability of the Company to the Contractor in respect of any work completed prior to the date that notice of termination is received by the Contractor shall be to pay any sums which are or would become due but for the termination pursuant to clause 11 hereof. In addition, as to Works which are incomplete, the Company shall pay such a sum as reflects the amount of work done in connection with the Works to the date of termination and agreed upon an amount reflecting the Contractors reasonable and demonstrable costs as a consequence thereof, including costs of components on order and in inventory, direct costs and associated overhead, and the Contractor's profit as well as costs incurred in cancelling any order with any sub-Contractor or supplier as the case may be for which the Contractor is legally liable.

When the Contractor is paid in respect of any Equipment or goods ordered the same shall immediately become the property of the Company.

22.5 In the event of termination of this Agreement, pursuant to the provisions of clause 22.2 hereof the Company's liability to the Contractor in respect of the Works and the determination shall be to immediately pay to the Contractor any sums due to it pursuant to clause 11 hereof , in addition as to works which are incomplete, the Company shall pay such a sum as reflects the amount of work done in connection with the Works and Contractor's service to the date of termination. When the Contractor is paid in respect of any Equipment or goods ordered the same shall immediately become the property of the Company.

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                                                      CONTRACT NO. GP/0583/95/TG

22.6 Save as expressly set out in this Agreement, the Contractor expressly waives any additional right of recovery on termination.

22.7 Termination of the Contractor's employment under the Contract by the Company for any reason whatsoever under the terms hereof shall be without prejudice to any rights of action or remedy of either party in respect of any antecedent breach of the terms hereof by the other.

23.  ESCROW

23.1 The Contractor shall at the request and expense of the Company together with the Company enter into Escrow Agreement with a third party nominated by the Contractor but subject to the prior approval of the Company, such approval not to be unreasonably withheld for the deposit of a copy of the source-coding of the Software together with any updates thereof and/or such other technical detailS as may be required by the Company.

23.2 Any Escrow Agreement entered into pursuant to the terms of the Contract shall contain provisions for the release of the deposited materials to the Company in the event of:

     23.2.1  the bankruptcy or insolvent liquidation of the Contractor or,

     23.2.2 the termination of the Contract by the Company under the provisions of sub-clause 22.

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                                                      CONTRACT NO. GP/0583/95/TG

Provided that the deposited materials shall not be released to the Company without the consent of the Contractor under the provisions of sub-clause 25.1 unless the matter has been referred to arbitration under clause 32 when the decision of the arbitrator shall be final and binding on all parties concerned.

24.  NON TRANSFER OF DUTIES

24.1 This Agreement is personal to the Contractor who shall not assign or transfer or sub-Contract or charge or purport to transfer sub-Contract or change the duties herein contained or any part thereof to any person except with the prior written consent of the Company.

24.2 No sub-letting of the Works or any part of them to any other person shall relieve the Contractor of any of his obligations under the Contract and the Contractor shall be fully responsible for any act omission or default of any Sub-Contractor.

25.  CONFIDENTIALITY

25.1 The Contractor and the Company each undertake to the other that they shall not (save in the proper performance their respective obligation under the Contract) without the prior consent of the other disclose to any person any Proprietary Information of or relating to the other party or their respective business or interests or those any parent, subsidiary or associate Company of the Company or the Contractor as the case may be or of any third party at or on the premises of the Company or of any parent subsidiary or associate Company as aforesaid and which the disclosing party has notified the receiving party is confidential (hereafter referred to as "Confidential Information") provided always

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                                                      CONTRACT NO. GP/0583/95/TG

that the undertakings and obligations of the Receiving Party shall not apply to any Confidential Information which: (i) is or becomes in the public domain through no action on the part of the Receiving Party, (ii) is generally disclosed to third parties by the Disclosing Party without restriction, (iii) is independently developed by the Receiving Party without reference to Disclosing Party's Confidential Information, (iv) is approved for release by written authorisation of the Disclosing Party, (v) is disclosed pursuant to an order of a court or governmental agency, provided that the Receiving Party notifies the Disclosing Party and affords it an opportunity to oppose such an order. Upon request by the Disclosing Party, the Receiving Party will promptly deliver to the Disclosing Party or destroy all documents, regardless of how recorded, in its possession or under its control, which contain Confidential Information.

25.2 The Contractor and the Company shall each only divulge Confidential Information to those of their employees and then only to the extent necessary who are directly involved in the Contract or require the same for the use of the Equipment, and will ensure that such employees are aware of, and comply with, these obligations as to confidentiality and both parties shall place the same obligation on their Sub-Contractors, agents or such other persons as may be associated with the Contract.

25.3 The Contractor shall not, without the prior written consent of the Company, take any photographs or make any other graphical reproduction at or of any premises, property or equipment owned by the Company or by any parent, subsidiary or associate Company of the Company or of any property or equipment of any third party at or on any premises of the Company or of any parent,

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                                                      CONTRACT NO. GP/0583/95/TG

subsidiary or associate Company of the Company as aforesaid. Any consent shall be given subject to any such terms and/or conditions as the Company may in its absolute discretion think fit.

26.  TRAINING

26.1 The Contractor shall provide adequate instruction for the number stated in Appendix 8 of the Company's personnel to permit the safe satisfactory and efficient maintenance of the Equipment. This training will include, but not be restricted to, the training specified in Appendix 8, or elsewhere in the Contract.

27.  STATUTORY AND OTHER REGULATIONS

     27.1 The Contractor shall at all times and in all respects comply with and give all notices required by any statute, statutory instrument, order, law, rule, regulation or bylaws applicable to the Works, and all notices, instructions and special requirements received from the Company from time to time.

     27.2 The Contractor shall at all times immediately comply with any direction or instruction issued or given by or on behalf of the Managing Director responsible for the Premises or the Site or any part thereof as a consequence of any direction given under the Aviation Security Act 1982 and the Aviation and Maritime Security Act 1990. The Contractor shall be deemed to have notice of all such directions and instructions issued prior to the date hereof upon supply of copies to the Contractor by the Company.

     27.2.1 The Contractor shall ensure that all his staff employed for the purposes of this Contract wear in a clearly visible position at all times when on duty at the Premises an official Company identity card which shall be obtained from the Company's Airport Security Branch.

     27.2.2 In the event that the Contractor at any time during the period of the Contract within a reasonable time, fails to comply with any Directions and/or Instructions issued by or on behalf of the Managing Director responsible for the Site or Premises or the relevant part thereof under the Aviation Security Act 1982 which results in the withdrawal of all or any security passes such withdrawal shall not relieve the Contractor of his obligations under the Contract.

28.  BYLAWS

29.1 The Contractor shall and shall ensure that each of its employees agents and Sub-Contractors shall at all times whilst on the Company's Premises observe and comply with any Bylaws in existence and which may from time to time be supplied to the Contractor by the Company relating to the Premises and/or the Site and also any directions relating to the administration or operation of the Premises and/or the Site. A copy of the Company's bylaws will be supplied by the Procurement Department of the particular Premises and/or Site in which performance of the Works is being undertaken.

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                                                      CONTRACT NO. GP/0583/95/TG

29.  WAIVER

     29.1 The failure of either party in one or more instances to insist upon the performance of any of the terms of this Contract or to exercise any rights hereunder shall not be construed as a waiver or relinquishment to future exercise of any such right and the obligations of the other shall continue in full force and effect.

30.  PUBLICITY

30.1 The Contractor shall not, without the prior written consent of the Company, advertise or publicly announce that he is undertaking work for the Company and the Contractor shall place the same obligation on his Sub-Contractors.

31.  DOCUMENTATION

31.1 The Contractor shall supply to the Company all operating manuals and other documentation necessary for the safe and satisfactory operation of the Equipment as specified in the Contract. If, at any time after the date of issue of the Certificate of Acceptance, the operating Manuals and documentation are or require to be updated or replaced the Contractor shall supply such updates or replacements to the Company at fair and reasonable prices.

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                                                      CONTRACT NO. GP/0583/95/TG

32.  ARBITRATION

32.1 If any difference or dispute shall arise between the parties as to the construction of this Contract or any matter or thing of whatsoever nature arising hereunder or in connection with the Contract and such dispute or difference cannot be amicably resolved between the parties the same shall be and is hereby referred to the determination of an arbitrator agreed upon between the parties within fourteen days of either party giving to the other written notice of the dispute or upon failure to so agree within fourteen days after the date of the aforesaid written notice, of a person to be appointed on the request of either party pursuant to the rules of the International Chamber of Commerce . Any such arbitration shall be conducted pursuant to the rules of the International Chamber of Commerce, applying the procedural and substantive law of England. The award of the Arbitrator shall be final and binding. Arbitration shall take place in London and shall not be commenced until after completion or abandonment of the Works provided always that any dispute as to any matter concerning payments allegedly due to the Contractor may be immediately referred to arbitration as herein provided notwithstanding that the works have not been completed or abandoned.

33.  LAW

33.1 Whatever the nationality, residence or domicile of the Company or the Contractor and wherever the Works or any part thereof are situated the law of England shall be the proper law of the Contract. The Contract shall be subject to and construed and interpreted in accordance with the Law of England and shall be subject to the exclusive jurisdiction of the English Courts.

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